                                                                     Exhibit 11b

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 20, 1995 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of Ariel Appreciation Fund and Ariel Growth Fund, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4786).


                               /s/Ernst & Young LLP
                               ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1996